SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

        FLORIDA                                                  65-0158479
(State or other jurisdiction of                            (IRS Employer Number)
 incorporation or organization)

                              1903 S. CONGRESS AVE
                                    SUITE 400
                             BOYNTON BEACH, FL 33426
                    (Address of Principal Executive Offices)

                           AGREEMENTS WITH CONSULTANTS
                            (Full title of the Plan)
                              EDWIN F. RUSSO, ESQ.
                     C/O MEDICAL INDUSTRIES OF AMERICA, INC.
                                 (561) 737-2227
          (Telephone number, including area code, of agent for service)
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
TITLE OF SECURITIES   AMOUNT TO BE       PROPOSED MAXIMUM             PROPOSED MAXIMUM            AMOUNT  OF
TO BE REGISTERED FEE   REGISTERED   OFFERING PRICE PER SHARE (1)  AGGREGATE OFFICE PRICE (1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
   COMMON STOCK,        179,200              $1.25                        $224,000                 $100.00
    NO PAR VALUE        SHARES
==============================================================================================================

1) PURSUANT TO RULE 457, ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, AND COMPUTED IN ACCORDANCE WITH THE AVERAGE OF LAST SALE PRICES OF THE COMMON STOCK FOR THE FIVE (5) TRADING DAYS PRIOR TO AND INCLUDING DECEMBER 5,1996, AS REPORTED BY NASDAQ.

                                     PART 1

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the note to Part 1 of the Form S-8, the information required by Part 1 is not filed with the Securities and Exchange Commission (the "Commission").

            THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       MEDICAL INDUSTRIES OF AMERICA, INC.
                              CONSULTING AGREEMENTS

      The information set forth herein together with the documents annexed hereto and made a part hereof and incorporated herein by reference relates to the shares of common stock of Medical Industries of America, Inc. (the "Company") to be issued to four (4) Consultants to pay for professional services rendered to the Company by said Consultants. The Consulting Agreements are as follows:

      (a) Consulting Agreement entered into and executed October 5, 1995 with Pyramid Holdings, Inc. to provide among other services, marketing surveys and investor profile services;

      (b) Consulting Agreement made as of June 7, 1996 with Edwin F. Russo to provide certain specialized consulting services in connection with mergers, acquisitions, corporate structuring and the like.

      (c) Consulting Agreement made as of July 1, 1996 with Weinberg, Pershes & Company, P.A. , Certified Public Accountants whereunder services regarding accounting treatments of possible acquisitions, mergers, income taxes and the like would be provided to the Company.

      (d) Consulting Agreement made as of November 19, 1996 were in Lerner & Pearce, P.A. of Fort Lauderdale, Florida would provide services relative to mergers, acquisitions and other strategic opportunities.

      (e) Employment Agreement as of February 26, 1996 with Frank Surroca which the parties have agreed to be terminated finally with the proceeds of the sale of shares being registered hereunder.

      (f) Consulting Agreement with Morton Floch dated June 30, 1996 which will be terminated with the payment to Mr. Floch of shares being registered hereunder.

      The purpose of the agreements above referred to herein above was to provide essential services to the Company to assist the Company in its expansion plans.

      The tax consequences to the Consultant and to the Company of the issuance of these shares are as follows:

     1. CONSULTANT. The value of these shares will be included in the Consultant's gross income at the time they are received at their then market value.

     2. COMPANY. The Company may claim a deduction in connection with the issuance of the shares when the shares are issued in the amount of the fair market value of the shares as reported by the Consultant in his gross income calculation.


                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1.   Annual Report on Form 10-KSB for the year ended December 31, 1995;

     2. Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

     3. All documents subsequently filed by the Company pursuant to Sections 13(a); 13(c), 14, or 15(d) of the Exchange Act, including but not limited to, subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, and 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such information, unless such exhibits are also expressly incorporated by reference herein. Request for such information should be directed to Medical Industries of America, Inc., 1903 S. Congress Ave, Suite 400, Boynton Beach, FL 33426, attention Corporate Secretary, telephone (561) 737-2227.

ADDITIONAL INFORMATION

      A copy of the Consulting Agreement with Pyramid Holdings for which the compensation will be paid with shares of stock is attached hereto; as is a copy of the Consulting Agreement with Edwin F. Russo of Parkland, Florida as well as consulting agreements with Weinberg & Pershes and Lerner and Pearce and Morton Floch and the employment agreement with Frank Surroca. A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is also attached hereto with this document.

      Any questions regarding the Agreements should be addressed to the Company at the address and telephone number set forth above.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements, for filing on Form S-8 and has duly caused this Registrant Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boynton Beach, State of Florida this 6th day of December, 1996.

                              MEDICAL INDUSTRIES OF AMERICA, INC.

                              BY: /s/ EDWIN F. RUSSO
                                      Edwin F. Russo
                                       Consultant

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edwin F. Russo its lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution and, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                   TITLE               DATE

/s/ MICHAEL F. MORRELL
    Michael F. Morrell            Director          December 6, 1996

/s/ PAUL PERSHES
    Paul Pershes                  Director          December 6, 1996

                                 EDWIN F. RUSSO
                                 ATTORNEY AT LAW
                              6650 STRATFORD DRIVE
                               PARKLAND, FL 33067

December 6, 1996

Medical Industries of America, Inc.
1903 S. Congress Ave., Ste 400
Boynton Beach, FL  33426

RE:   REGISTRATION STATEMENT ON FORM S-8 MEDICAL INDUSTRIES OF AMERICA, INC.

Gentlemen:

We have represented Medical Industries of America, Inc., a Florida corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") relating to the proposed issuance of up to 179,200 shares ("Shares") of the Company's common stock, no par value ("Common Stock") pursuant to the terms of Consulting Agreements with four (4) outside independent experts and the termination of two (2) Consulting Agreements. The Agreements are as follows:

     a)   Pyramid Holdings, Inc. dated October 5, 1995,

     b)   Consultant Agreement dated June 5, 1996 with Edwin F. Russo,

     c) Consulting Agreement dated October 1, 1996 with Weinberg, Pershes & Company P.A.,

     d) Consulting Agreement dated November 19, 1996 with Lerner and Pearce, Attorneys,

     e) Termination of Consulting Agreements with Morton Floch dated June 30, 1996,

     f) Termination of Employment Agreement with Frank Surroca dated February 26, 1996.

In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the

Consulting Agreements, the termination arrangements as to two (2) of the Agreements with Messrs. Surroca and Floch, the Certificate of Incorporation of the Company, the Bylaws of the Company and such other documents as we have deemed necessary.

We are of the opinion that the shares when issued pursuant to the respective agreements, will be legally issued, fully paid and non-assessable.

We consent to the filing of this Opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ EDWIN F. RUSSO
    Edwin F. Russo
    Attorney At Law

EFR:rd

     CONSULTING AGREEMENT by and between HEART LABS OF AMERICA, INC. 2650 North Military Trail, Suite 220, Boca Raton, Florida 33431 (the "Company"), and PYRAMID HOLDINGS, INC., 1049 Corkwood Drive, Oviedo, Florida 32765, or its assignees ("Consultant").

     WHEREAS, the Company is a publicly held company; and

     WHEREAS, Consultant is in the business of assisting public companies in financial relations; and

     WHEREAS, the Company desires to retain Consultant to provide certain specified services for the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  DUTIES AND INVOLVEMENT

     1.1. The Company hereby engages Consultant to provide financial and public relations services. Such services will generally include all or some of the following services: advice to and consulting with the Company's management concerning marketing surveys, investor profile information, methods of expanding investor support and increasing investor awareness of the Company and its products and/or services, broker relations, assisting in the preparation and format of due diligence meetings, and attendance at conventions and trade shows.

     1.2. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company it is not and will not be responsible for any management decisions on behalf of the Company and that it is not authorized or empowered to commit the Company to any recommendation or course of action. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

2.  TERMS

     This Agreement shall continue until twelve (12) months from date of execution.

3.  COMPENSATION

     Upon execution of this Agreement, as total and complete consideration for the services to be provided and expenses to be incurred (described below) by Consultant hereunder, the Company will issue and deliver to Consultant the following:

     3.1. 100,000 shares of Common Stock of the Company of which the Company shall immediately register for free-trading under the Securities Act of 1933, as amended, 50,000

CONSULTING AGREEMENT BETWEEN PYRAMID HOLDINGS AND
HEART LABS OF AMERICA                                              Page Number 2
--------------------------------------------------------------------------------

shares by filing with the Securities and Exchange Commission a registration statement relating to such shares on Form S-8.

     3.2. Three options (the "Options") to purchase registered shares of Common Stock of the Company for the number of shares and at the exercise price as follows:

             200,000 shares at $1.25 per share
          200,000 shares at $2.50 per share
          200,000 shares at $3.75 per share

     The Options may be exercised for a period of twelve months commencing on the date that the shares of Common Stock underlying such Options are available for free-trading pursuant to registration thereof under the Securities Act of 1933, as amended.

4.  PAYMENT OF EXPENSES

     Consultant agrees to pay for all costs and expenses incurred by Consultant and its representatives and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein. Consultant will not be responsible for any expenses or other obligations incurred by the Company or its agent.

5.  SERVICES NOT EXCLUSIVE

     Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

6.  CONFIDENTIALITY

     Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement except as reasonably required in the performance of its services hereunder, divulge, furnish, or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not limited to, the products of the Company, whether in the concept or development stage or being marketed by the Company on the effective date of this Agreement or during the term hereof.

7.  COVENANT NOT TO COMPETE

     Duing the term of this Agreement, Consultant warrants, represents and agrees that it will not compete directly with the Company in the Company's primary industry or related fields.

CONSULTING AGREEMENT BETWEEN PYRAMID HOLDINGS AND
HEART LABS OF AMERICA                                              Page Number 3
--------------------------------------------------------------------------------

8.  REGISTRATION OF SECURITIES

     In the event that all or any portion of the Consultant's compensation herein consists of securities (including, without limitation, debt securities, common or preferred stock or stock underlying options or warrants) which are not registered securities ("Restricted Securities") then:

     8.1. The Company agrees that upon the earlier of (i) 180 days from execution of this Agreement or (ii) the next registration statement to be filed by the Company in which such Restricted Securities can be included, to register for public trading the 50,000 shares of Common Stock not earlier registered by the Company and all shares of Common Stock underlying the Options. The Company will undertake to comply with the various states securities laws and regulations with respect to the registration of the Restricted Securities. The Company undertakes to make available for review and comment by Consultant, on a timely basis and prior to submission with any regulatory agency, copies of the registration statement.

     8.2. At all times following registration of the Restricted Securities and continuing for not less than twelve (12) months following such registration, the Company shall maintain and be current on all filings with the United States Securities and Exchange Commission, appropriate state securities departments and, as may be required, with the National Association of Securities Dealers, Inc. and/or national or regional stock exchanges necessary to allow the Restricted Securities to be freely tradable in the public market.

     8.3.  The Company agrees that during the term of this Agreement it will not
(i) without the prior written notification to Consultant issue any common stock pursuant to Regulation S of the General Regulations of the Securities and Exchange Commission and (ii) will notify and coordinate with Consultant in regard to any registration of the Company's securities by means of a Form S-8 registration statement.

9.  CORPORATE INFORMATION.

     The Company will furnish to Consultant, as requested, all information concerning the Company which is relevant to its past, current and planned operations, including, without limitation (i) financial statements, including current cash received and disbursed (ii) issuance of stock, stock options or warrants, including the pricing of such stock and stock rights (iii) terms or employment agreements, including benefits of all types (iv) all Board of Directors resolutions (v) all borrowing of any type (vi) shareholder lists (vii) monthly reports from the Depository Trust Corporation ("DTC") or similar organization and (viii) all transactions among affiliates or controlling persons of the Company.

10.  ASSIGNMENT

     This Agreement may not be assigned by either party hereto without the written consent of the other but shall be binding upon the successors of the parties.

CONSULTING AGREEMENT BETWEEN PYRAMID HOLDINGS AND
HEART LABS OF AMERICA                                              Page Number 4
--------------------------------------------------------------------------------

11.  ARBITRATION

     Any dispute, controversy or claim between the Company and Consultant arising out of or related to this Agreement, or breach thereof, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Any award shall be binding and conclusive for all purpose thereof, may include injunctive relief, as well as orders for specific performance, and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Consultant and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator and may include reasonable attorney's fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail, express delivery or personal service at the address provided for herein.

12.  INDEMNIFICATION

     12.1 The Company agrees to indemnify and hold harmless Consultant and its agents and employees against any losses, claims, damages or liabilities, joint or several, to which Consultant or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Consultant or any such other person for any legal or other expenses reasonably incurred by Consultant or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission from the registration statement, any preliminary prospectus, the prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Consultant specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     12.2 Consultant will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only

CONSULTING AGREEMENT BETWEEN PYRAMID HOLDINGS AND
HEART LABS OF AMERICA                                              Page Number 5
--------------------------------------------------------------------------------

to the extent, that such untrue statement or alleged untrue statement, or omission or alleged omission was made in said registration statement, any preliminary prospectus, the prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Consultant specifically for use in the preparation thereof, and will reimburse any legal or other expenses reasonably incurred by the Company or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding. This indemnity will be in addition to any liability which Consultant may have. This indemnity agreement will be in addition to any liability which Consultant may otherwise have.

     12.3 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

13.  NOTICES

     All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery personally or by courier (such as FedEx or similar express delivery service) to the party to be notified. Notice to each party shall be addressed to the attention of the officer at the address set forth beneath the signature line, or to such other officer or addresses as either party may designate upon at least ten days' notice to the other party.

14.  GOVERNING LAW

     This Agreement shall be constructed by and enforced in accordance with the laws of the State of Florida.

15.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.

CONSULTING AGREEMENT BETWEEN PYRAMID HOLDINGS AND
HEART LABS OF AMERICA                                              Page Number 6
--------------------------------------------------------------------------------

16.  NON-WAIVER

     A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

17.  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

18.  BINDING EFFECT

     The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

19.  EFFECTIVE DATE

     The effective date of this Agreement is October 5th, 1995.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year above written.

HEART LABS OF AMERICA, INC.
By /s/ EDWIN F. RUSSO
       Edwin F. Russo

PYRAMID HOLDINGS, INC.
By /s/ KENT T. ALLEN
       Kent T. Allen

                              CONSULTANT AGREEMENT

     THIS CONSULTING AGREEMENT is made as of the 7th of June, 1996, by and between Edwin F. Russo ("Consultant"), of 6650 Stratford Drive, Parkland, FL. 33067 and Heart Labs of America, Inc., ("Client"), a Florida corporation with principal offices located at 1903 South Congress Ave., Boynton Beach, FL. 33426.

     WHEREAS, Consultant and Client wish to enter into an agreement by which consultant will provide specific services to Client in the areas of business in which consultant has had many years of experience such as acquisitions, mergers, business combinations, financial strategies, corporate structuring and the like.

     NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultant with current public information about client, including any and all statements and reports filed by Client with United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably by Consultant to assist Consultant in providing services to client ("Client Information").

     2. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will devote to the Client's acquisitions of assets or companies and in other areas of mergers, financing, corporate structuring, operations and the like.

     3. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this Agreement and provide the services described above, Consultant shall receive a consulting fee of $5,000 per month, payable on the fifteenth (15th) date of each month, beginning June, 1996. In addition to the compensation above set forth, Consultant shall be entitled to be promptly reimbursed for all expenses incurred by Consultant for such things as travel and other expenses relating to the performance of his services under this Agreement. In addition, Consultant shall be entitled to receive up to five hundred ($500) dollars per month for car lease payments for the life of this agreement.

     4. TERM AND TERMINATION. This Agreement shall become effective as of June 1, 1996, and shall remain in effect for 24 months unless terminated pursuant to Paragraph 6, below.

     5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of the Client. Consultant shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by any officer of the Client, in writing. Subject to the performance of Consultant's Services hereunder shall be the sole control of the Consultant.

     6. WITHDRAWAL BY CONSULTANT OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, the Client may terminate this Agreement. In the event of such a breach by the Client, Consultant shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

7.  REPRESENTATIONS AND WARRANTIES

    A. Consultant represents and warrants that it will use reasonable care in performing the services required to be provided under this Agreement and will devote at least 50 hours per calendar month in his services to Client. Consultant shall comply with all applicable statutes, rules and regulations governing all aspects of the Services to be performed by the Consultant under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that Consultant cannot guarantee that the services provided hereunder will achieve any particular objective or fulfill any specified goals.

        B. Client represents and warrants that, prior to providing the consultant with any non-public information regarding the Client, its business or operations. Client will advise the Consultant that such information is non-public.

     8. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

     A. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

     B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

     C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or By-Laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the Client is bound.

     9. INDEMNIFICATION. The Client to indemnify and hold the Consultant, ("The Indemnified Party") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses

(including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This Client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a Court to have resulted from Consultants fraud, willful misconduct or gross negligence.

     The Client agrees to notify the consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction or transaction contemplated by this Agreement.

     10. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

     Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party, except that Consultant may assign to any other party, without Client's consent, its right to receive all or any portions of the fees and expenses due and owing to it.

     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

     The Client acknowledges that the Consultant will be performing services to others during the term of the Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

AGREED TO AND ACCEPTED,
/s/ EDWIN F. RUSSO
    Edwin F. Russo
HEART LABS OF AMERICA, INC.

by: /s/ HARRY KOBRIN
        Harry Kobrin
    Executive Vice President

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT is made as of the 1st of October, 1996, by and between Weinberg, Pershes & Company, P.A., Certified Public Accountants ("Consultants"), Suite 314, 6100 Glades Road, Boca Raton, FL 33434 and Medical Industries of America, Inc., ("Client"), a Florida corporation with principal offices located at 1903 South Congress Ave., Suite 400, Boynton Beach, Florida 33426.

      WHEREAS, Consultants and Client wish to enter into an agreement by which Consultants will provide specific services to Client in the areas of business in which Consultants have had many years of experience such as acquisitions, mergers, business combinations, accounting, taxes, financial strategies and corporate structuring.

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultants with current public information about client, including any and all statements and reports filed by Client with United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably requested by Consultants to assist Consultants in providing services to client ("Client Information").

2. COMPENSATION FOR AND SERVICES TO BE PROVIDED BY CONSULTANT. Consultants will devote time and personnel to review and recommendations of Client's acquisitions of assets or companies and in other areas of mergers, financing, corporate structuring, operations accounting, federal and state income taxes and the like by way of compensation shall receive the sum of Thirty-five Thousand ($35,000) Dollars for the services to be provided herein.

3. TERM AND TERMINATION. This Agreement shall cover services rendered since June 1, 1996, and shall remain in effect for nine (9) months thereafter unless terminated pursuant to Paragraph 6, below.

4. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultants shall be deemed independent contractors, and not an employee of the Client. Consultants shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultants herein or by any officer of the Client, in writing. Subject to the performance of services hereunder shall be the sole control of the Consultants.

5. WITHDRAWAL BY CONSULTANTS OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Client, Consultants, shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultants and Client.

6. REPRESENTATIONS AND WARRANTIES.

      A. Consultants represent and warrant that it will use reasonable care in performing the services required to be provided under this Agreement and will devote all time necessary to perform the services to the Client. Consultants shall comply with all applicable statues, rules and regulations governing all aspects of the Services to be performed by the Consultants under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete.

      B. Client represents and warrants that, prior to providing the Consultants with any non-public information regarding the Client, its business or operations. Client will advise the Consultants that such information is non-public.

7. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

      A. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

      C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or By-Laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the Client is bound.

9. INDEMNIFICATION. The Client agrees to indemnify and hold the Consultants, ("The Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This Client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

      The Client agrees to notify the Consultants promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction contemplated by this Agreement.

10. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

      This Client acknowledges that the Consultants will be performing services to others during the term of this Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

CONSULTANTS:
AGREED AND ACCEPTED:
WEINBERG, PERSHES & COMPANY, P.A.

By: /s/ PAUL PERSHES
        PAUL PERSHES

CLIENT:
MEDICAL INDUSTRIES OF AMERICA, INC.

/s/ MICHAEL F. MORREL
    MICHAEL F. MORRELL
CHIEF EXECUTIVE OFFICER

                              CONSULTING AGREEMENT

        This Consulting Agreement (this "Agreement") is made this 19th day of November, 1996, by and between Lerner & Pearce, P.A., with offices at 2888 East Oakland Park Boulevard, Fort Lauderdale, Florida 33306 ("Consultant") and Medical Industries of America, Inc., a Florida corporation, with its principal office at 1903 South Congress Avenue, Boynton Beach, Florida 33426 ("Client").

        WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and

        WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Consultant and Client agree as follows:

        1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of July 16, 1996 and continuing through the Initial Consulting Period (as defined below).

        2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

               A. Providing advice and analysis to Client in connection with mergers, acquisitions and other strategic business opportunities.

               B. Assist Client with matters relative to regulatory agencies, I.E. United States Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD"),

Florida Division of Securities ("FDS"), ETC. including filings, disclosure, press releases, listing requirements and the like.

               C. Assist Client in negotiating joint venture opportunities.

        THIS AGREEMENT SHALL EXPRESSLY EXCLUDE MATTERS RELATING TO LITIGATION AND CAPITAL RAISING ASSISTANCE.

        3. TERM. This Agreement shall have an initial term of six (6) months commencing July 16, 1996 (the "Initial Consulting Period"); thereafter, this Agreement will automatically be extended on a month to month basis (the "Extension Period"), subject to mutually agreed upon compensation, unless Consultant or Client serve written notice on the other party terminating the Agreement; provided, however, that Consultant and Client shall agree in writing as Consultant's continuing compensation. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to the end of the Initial Consulting Period or any subsequent Extension Period as provided herein. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

        4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

        5. COMPENSATION. Compensation to be paid to Consultant for the services provided under this Agreement shall be $25,000 in the form of the Client's common shares of stock ("Shares"), in lieu of cash, determined by the closing bid price of the date of the filing of the S-8 Registration Statement.

        6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement. At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 14(C) below.

        7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement with the prior written approval of Client shall be reimbursed by Client within thirty (30) days written notice by Consultant. Unless otherwise agreed and approved in writing in advance, all expenses, filing fees, copy and mailing expenses incurred by Consultant performing the services under this Agreement are the responsibility of Consultant.

        8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

        9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

        10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship or principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

        11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

               A. Non-public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

               B. Customer lists, call lists and other non-public customer data of Client;

               C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

               D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. Consultant further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be.

Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

        12.    TERMINATION.

               A. TERMINATION FOR CAUSE. The Client, may at its option, terminate this Agreement by giving written notice of termination to Consultant without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Consultant:

            i. Neglects or willfully breaches the duties that Consultant is required to perform under the terms of this Agreement;

            ii. Fails to promptly comply with and carry out all directives of Client's Board of Directors;

            iii. Commits any dishonest or unlawful act, in the judgment of Client's Board of Directors;

            iv. Engages in any conduct which disrupts the business of Client or any entity affiliated with Client;

            v. If found to have engaged in conduct, prior to or subsequent to the date hereof, that may preclude client from obtaining any local, state or federal regulatory approval of Client's licenses or application of any required in Clients business.

               B. TERMINATION OTHER THAN FOR CAUSE. This Agreement shall terminate immediately on the occurrence of any of the following events:

            i. The occurrence of circumstances, in the judgment of Client's Board of Directors, that makes it impracticable for Client to continue in its present line(s) of business;

            ii. The decision of and upon notice by Consultant to voluntarily terminate this Agreement;

            iii. If either party files a petition in a court of bankruptcy or is adjudicated as bankrupt;

            iv. If either party institutes or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of the party's financial affairs;

            v. If either party has a receiver of the party's assets or property appointed because of insolvency;

            vi. If either party makes a general assignment for the benefits of creditors; or

            vii If either party otherwise becomes insolvent or unable to timely satisfy all obligations in the ordinary course of business.

               C. EFFECT OF TERMINATION ON COMPENSATION. In the event of the termination of this Agreement for other than cause prior to the completion of the Initial Consulting Period, Consultant shall be entitled to the compensation earned and to the rights under the option vesting prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date. Consultant shall be entitled to no further compensation after the date of termination.

        13.    REPRESENTATIONS AND WARRANTIES OF CLIENT.

        Client represents and warrants to Consultant that:

               A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

               B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph

14(D)(i) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

               C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

               D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant to this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

               E. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

        14.    REPRESENTATIONS AND WARRANTIES OF CONSULTANT.

               Consultant represents and warrants to client that:

               A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law including mergers, acquisitions and corporate finance and is currently providing some, if not all, of the services contemplated by this Agreement for the benefit of the Client.

               B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

               C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4(2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14(C) will be used and relied upon by Client to determine whether any issuance of the Shares may be made to Consultant pursuant to Section 4(2) of The Act and Regulation D and applicable state securities laws, and Consultant will notify Client immediately of any material changes to the representations made herein. In this regard, Consultant represents and warrants that:

            i. Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

            ii. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire witout unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 14(C)(i) of this Agreement.

            iii. By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and Client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

            iv. The present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to satisfy an existing or contemplated undertaking need or indebtedness.

            v. Consultant is fully aware that any Shares issued to Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144. Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

            vi. Consultant will not sell, transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

            vii. Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

                          THE SHARES REPRESENTED BY
                          THIS CERTIFICATE HAVE NOT
                          BEEN REGISTERED UNDER THE
                          SECURITIES ACT OF 1933 (THE
                          "ACT") AND ARE "RESTRICTED
                          SECURITIES" AS THAT TERM IS
                          DEFINED IN RULE 144 UNDER
                          THE ACT. THE SHARES MAY NOT
                          BE OFFERED FOR SALE, SOLD OR
                          OTHERWISE TRANSFERRED EXCEPT
                          PURSUANT TO AN EFFECTIVE
                          REGISTRATION STATEMENT UNDER
                          THE ACT OR PURSUANT TO AN
                          EXEMPTION FROM REGISTRATION
                          UNDER THE

                         ACT, THE AVAILABILITY OF
                         WHICH IS TO BE ESTABLISHED
                         TO THE SATISFACTION OF THE
                         COMPANY.

               D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

        15.    INDEMNIFICATION.

               Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party of or resulting from a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

        16.    AGREEMENT DOES NOT CONSTITUTE CORRUPT PRACTICE - DOMESTIC
               OR FOREIGN.

               Any and all payments under this Agreement constitute compensation for services performed and this Agreement and all payments and the use of payments by Consultant do not and shall not constitute and offer payment or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office within or outside the United States. These payments may not be used to influence any act or decision of any official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining or directing business to Client, or any office or employee of a government or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency or instrumentality of a government.

        17.    INSIDE INFORMATION - SECURITIES LAWS VIOLATIONS.

               In the course of the performance of his duties, Consultant may become aware of information which may be considered

"Inside Information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that its use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of Client or its affiliates, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provision of this Agreement, will result in the immediate termination of the Agreement. Consultant agrees to abide by standards of the corporation pertaining to Inside Information as provided by Client.

        18.    NON-EXCLUSIVE SERVICES.

        Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

        19.    SPECIFIC PERFORMANCE.

        Consultant and Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative as non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

        20.    MISCELLANEOUS.

               A. SUBSEQUENT EVENTS. Consultant and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

               B. AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument, in writing, executed by the parties hereto.

               C. FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expenses, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

               D. WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce any such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

               E. ASSIGNMENT. Subject to Paragraph 20(O) below, neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

               F. NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent bsy facsimile transmission charges prepared, provided that the communication is addressed:

            i.    In the case of Consultant:

                  Lerner & Pearce, P.A.
                  2888 E. Oakland Park Blvd.
                  Fort Lauderdale, FL 33306
            ii    In the case of Client:

                   Medical Industries of America, Inc.
                   1903 Congress Avenue
                   Boynton Beach, FL 33426

                  or to such other person or address designated by Client or Consultant to receive notice.

               G. HEADINGS. The paragraph and subparagraph heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               H. GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Florida and shall be governed by the laws of the State of Florida, notwithstanding any conflict of law provision to the contrary.

               I. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               J. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

               K. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party.

               L. SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

               M. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

               N. TERMINATION OF ANY PRIOR AGREEMENTS. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

               O. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

               P. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

               Q. ARBITRATION. Except for injunctive relief or specific performance contemplated by Paragraph 19, any dispute, claim or controversy arising from this Agreement shall be settled in binding arbitration before the Commercial Rules of the American Arbitration Association. Venue for such proceeding shall be in Fort Lauderdale, Florida.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.
                                       CONSULTANT

                                       LERNER & PEARCE, P.A.

                                       By: /s/ ALLAN M. LERNER,
                                       Allan M. Lerner, President

                                       CLIENT

                                       MEDICAL INDUSTRIES OF AMERICA, INC

                                       By: /s/ MICHAEL MORRELL
                                               Michael Morrell

                              EMPLOYMENT AGREEMENT

     This Employment Agreement, dated February 26, 1996, between HEART LABS OF AMERICA, INC., a Florida corporation (the "Company"), and FRANK SURROCA, the ("Employee").

                                  WITNESSETH:

     WHEREAS, the Company desires to employ Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

1.  TERMS OF EMPLOYMENT.

     (a) TERM. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for a period commencing on the 1st Day of March 11, 1996 and ending on March 10, 1998 (the "Initial Term"). Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its Initial Term, Employee may extend the term for an additional two (2) years ("Extended Term") at his election, written notice of which must be given at least sixty (60) days prior to the end of the Initial Term.

     (b) CONTINUING EFFECT. Notwithstanding any termination of this Agreement at the end of the Initial Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and survive termination.

     2.  DUTIES.

     (a) GENERAL DUTIES. The Employee shall serve as V.P. Managed Care Operations of the Company, with duties and responsibilities that are customary for such employees under Florida law. The Employee will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

     (b) DEVOTION OF TIME. The Employee will devote his full time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company (and outside those hours when reasonably necessary to Employee's duties). The Employee will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior written consent of the President of the Company; provided, that Employee shall be permitted to devote a limited amount of his time, without compensation, to charitable or similar organizations.

     (c) LOCATION. The Employee will perform his services at the Company's offices located in Boca Raton, Florida, or at such other location and subject to such travel requirements as are reasonably necessary to the performance of Employee's duties.

     3.  COMPENSATION AND BENEFITS.

     (a) SALARY. For the services of the Employee to be rendered under this Agreement, the Company will pay the Employee an annual base salary of $60,000 during the Term, payable in twenty-six (26) consecutive equal bi-weekly installments.

     The annual salary under this Section 3(a) will be reduced, however, to the extent that the Employee elects to defer any portion thereof under the terms of any deferred compensation or savings plan maintained by the Company.

     In addition, Employee shall receive during each year of the initial term and extended term (assuming Employee is employed at the time of each distribution) stock options pursuant to the Company's Employee Stock Option Plan sufficient to purchase fifteen thousand shares per annum of the Company's Common Stock distributed to Employee in equal quarterly installments of 3,750 shares per quarter. Funds to pay for options up to strike price will be further Employee compensated paid out by Company.

     (b) Employee shall be entitled to health care benefits, vacation and sick time with pay in accordance with those provided by the Company to other salaried employees.

     4.  TERMINATION.

     (a) TERMINATION WITHOUT CAUSE BY THE COMPANY. The Company may terminate the Employee's employment pursuant to the terms of this Agreement without cause. Such termination will become effective upon the date specified in such notice, provided that such date is at least 60 days from the date of such notice.

In the event of such termination the Company shall pay the Employee an amount equal to ______ months' salary.

     In the event Employee's employment is terminated prior to eighteen (18) months of employment without cause, the non-competition periods set forth in
Section 6(a) and 6(b) shall be no greater than the term for which Employee was employed prior to termination.

     (b) TERMINATION FOR CAUSE BY THE COMPANY. The Company may terminate the Employee's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination and termination will become effective upon the giving of such notice. Upon any such termination for cause for any period subsequent to the effective date of termination, the Employee shall have no right to compensation or stock option under Section 3 or participate in any employee benefit programs which may then be in effect. For purposes of this Section 5(b), "cause" shall mean: (i) the Employee is convicted of a crime of moral turpitude or of a felony; (ii) the Employee, in carrying out his duties hereunder, has been guilty of willful gross negligence or willful gross misconduct; (iii) the Employee commits acts of dishonesty or disloyalty to Employer or misappropriates Company funds or otherwise defrauds the Company; (iv) the Employee materially breaches any provision of Section 6 or
Section 7; (v) the Employee materially fails to perform his duties under Section 2 of this Agreement; and/or (vi) material failure by Employee to comply with applicable laws or government regulations.

     (c) DEATH OR DISABILITY. This Agreement and the obligations of the Company hereunder will terminate upon the death or disability of the Employee. For purposes of this Section 3 (c), "disability" shall mean that for a period of three months in any 12-month period the Employee is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Upon any such termination upon death or disability, the Company will pay the Employee or his legal representative, as the case may be, his annual salary at such time pursuant to Section 3(a) through the date of such termination of employment.

     (d) VOLUNTARY TERMINATION BY THE EMPLOYEE. The Employee, on 90 days prior written notice to the Company of his intention to terminate, may terminate his employment voluntarily. Upon any such termination, the Company will pay the Employee his annual salary at such time pursuant to Section 3(a) through the date of such termination of employment.

     (e) CONTINUING EFFECT. Notwithstanding any termination of the Employee's employment as provided in this Section 5 (except as modified by Section 5(a)) or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect.

     (f) CONSIDERATION. The payments (if any) required to be paid by the Company to Employee pursuant to Section 5 shall be in full and complete satisfaction of any and all obligations owing to Employee pursuant to this Agreement.

     6.  NONCOMPETITION AGREEMENT.

     (a) COMPETITION WITH THE COMPANY. During (i) the period in which the Employee is being paid by the Company pursuant to Section 3 or 5 and (ii) for a period of 18 months commencing on the date of termination of the period referred to in clause (i), the Employee, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in any business competing with or which may compete with the business of the Company (the "Prohibited Business") in the same market segments in such activities in which the Company is engaged within the United States or any other geographic area in which the Company is then engaged in such Prohibited Business; provided the foregoing shall not prohibit Employee from owning 5% of the securities of any publicly traded enterprise provided Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

     (b) SOLICITATION OF CUSTOMERS. During the periods in which the provisions of Section 6(a) shall be in effect, the Employee, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or be paid commissions based on sales or software relating to the

Prohibited Business received from any Customer by any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination shall be made that any such person, firm, corporation, partnership, association or other entity is a Customer.

     (c) SOLICITATION OF EMPLOYEES. Employee agrees that for a period of one year after the later of, (i) termination of Employee's employment, for whatever reason, and (ii) the conclusion of the period, if any, during which the Company is making payments to the Employee pursuant to Section 5, Employee shall not, directly or indirectly, employ any person who is employed by the Company or any affiliate or induce such person to accept employment other than with the Company or any affiliate.

     (d) NO PAYMENT. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

     7. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee acknowledges that during his employment he will learn and will have access to confidential information regarding the Company and its affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and its affiliates and (ii) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company or its affiliates (collectively referred to as "confidential information"). The Employee acknowledges that such confidential information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. All records, files, materials and confidential information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. The Employee will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Company, unless such confidential information previously shall have become public knowledge through no action by or omission of the Employee.

     8. ASSIGNABILITY. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Employee's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

     9.  SEPARABILITY.

     (a) The Employee expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court or arbitration panel of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court or arbitration panel in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.

     (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     10. NOTICE. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or by telex or telecopier to the following addresses:

                      To the Company:  Norman Birmingham
                                       President
                                       Heart Labs of America
                                       2650 N. Military Trail
                                       Suite 210
                                       Boca Raton, Florida 33431

                      With a copy to:  Lerner & Pearce, P.A.
                                       2888 East Oakland Park Blvd.
                                       Ft. Lauderdale, FL 33306

                     To the Employee:  Frank Surroca
                                       6750 White Oak Drive
                                       Miami Lakes, FL 33014

     Either party may from time to time designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon receipt as hereinafter provided.

     11.  ARBITRATION.

     (a) Any dispute or controversy between the Company and Employee relating to this Agreement (except any dispute relating to Sections 6 or 7) or relating to or arising out of Employee's employment with the Company, shall be settled by binding arbitration in the city of Boca Raton, County of Palm Beach, Florida, pursuant to the Commercial Rules of the American Arbitration Association. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction.

     (b) Notwithstanding anything herein to the contrary, the Company shall not be required to arbitrate any dispute arising between it and the Employee relating to the foregoing Sections 6 or 7, but shall have the right to institute judicial proceedings in a court of competent jurisdiction within the State of Florida, County of Palm Beach, with respect to such dispute or claim insofar as the Company seeks to enjoin the Employee from breaching the provisions of Section 6 or 7. Employee hereby consents to, and waives any objection to, the personal jurisdiction and venue of the aforesaid courts, and waives any claim that the aforesaid courts constitute and inconvenient forum. If such judicial proceeding is instituted, the parties agree that such proceedings shall not be stayed pending the outcome of any arbitration proceeding hereunder.

     12.  MISCELLANEOUS.

     (a) PAYMENTS. All payment provided for in this Agreement shall be paid by check from the Company's general funds. No special or separate fund and no other segregation of the Company's assets shall be made with respect to any such payments.

     (b) GOVERNING LAW. This Agreement shall be governed by a construed and enforced in accordance with the internal, substantive laws of the State of Georgia without giving effect to the conflict of laws rules thereof.

     (c) WAIVER; AMENDMENT. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

     (d) REPRESENTATIONS. The Employee represents and warrants to the Company that he has been represented by legal counsel in the preparation, negotiation, execution and delivery of this Agreement.

     (e) ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement.

     (f) COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

                                          HEART LABS OF AMERICA, INC.

                                          /s/ NORMAN BIRMINGHAM
                                          By: Norman Birmingham
                                          Title: President

                                          /s/ FRANK SURROCA
                                          (Employee) Frank Surroca

                              CONSULTANT AGREEMENT

      THIS CONSULTANT AGREEMENT is made as of June 30, 1996, and between Morton Floch ("Consultant"), of P.O. Box 5341, Miami Lakes, FL 33014 and Medical Industries of America, Inc. ("Client"), a Florida corporation with principal offices located at 1903 South Congress Ave., Boynton Beach, FL 33426.

      WHEREAS, Consultant and Client wish to enter into an agreement by which consultant will provide specific services to Client in the areas of business in which consultant has had many years of experience particularly in the areas of medical clinical establishment and operation and resultant profit and loss expectations.

      NOW, THEREFORE, in consideration of the mutual convenants and promises described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Client shall furnish Consultant with current public information about client but in particular as to where medical walk-in clinics should be established and shall also provide any other public information reasonably requested by Consultant to assist Consultant in providing services to client ("Client Information").

2. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will devote his time and efforts to the potential location of new clinics or the acquisition of new medical clinics.

3. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this Agreement and provide the services described above, Consultant shall receive a consulting fee of $4,000 per month, payable bi-monthly beginning July, 1996. In addition to the compensation above set forth, Consultant shall be entitled to be promptly reimbursed for all expenses incurred by Consultant for such things as travel and other expenses relating to the performance of his services under this Agreement.

4. TERM AND TERMINATION. This Agreement shall become effective as of August 1, 1996, and shall remain in effect for 12 months unless terminated pursuant to Paragraph 6, below.

5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of the Client. Consultant shall no have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by any officer of the Client, in writing. Subject to the performance of Consultant's Services hereunder shall be the sole control of the Consultant.

6. WITHDRAWAL BY CONSULTANT OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, the Client may terminate this Agreement. In the event of such a breach by the Client, Consultant shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

7. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:


      A. That the corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

      C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or By-Laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award judgment, or degree to which the Client is a party, or by which the Client is bound.

8. INDEMNIFICATION. The Client to indemnify and hold the Consultant, ("The Indemnified Party") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This Client will not be liable under the foregoing \ indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

The Client agrees to notify the consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction or transaction contemplated by this Agreement.

9. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. Parties agree that the employment agreement dated February 26, 1996 between the parties is hereby terminated. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida. Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party.

      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.


AGREED TO AND ACCEPTED             MEDICAL INDUSTRIES OF AMERICA, INC.

/s/ MORTON FLOCH                   /s/ MICHAEL MORRELL
    Morton Floch                       Michael Morrell